Exhibit 99.1

CURO Group Holdings Corp. Enters Forbearance Agreements and Waiver to Allow for Continued Constructive Discussions with Lenders and Stakeholders

Chicago, Illinois – March 1, 2024 – CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), an omni-channel consumer finance company serving consumers in the United States and Canada, today announced that it entered into forbearance agreements (the “Forbearance Agreements”) with the holders of approximately 84% of the outstanding aggregate principal amount of the Company’s 7.500% Senior 1.5 Lien Secured Notes due 2028 (the “1.5L Noteholders”) and the holders of approximately 74% of the outstanding aggregate principal amount of the Company’s 7.500% Senior Secured Notes due 2028 (the “2.0L Noteholders”) and that it obtained a waiver (the “Waiver”) of certain events of default from lenders holding more than 80% in amount of term loans the Company’s 1.0 Lien Credit Agreement (together with the 1.5L Noteholders and the 2.0L Noteholders, the “Lenders”).

Under the terms of the Forbearance Agreements and the Waiver, the Lenders have agreed not to exercise any remedies against the Company and its affiliates until March 18, 2024, subject to certain terms and conditions.

“Today’s agreements will allow us to continue constructive discussions with our lenders and other stakeholders as we work to strengthen our balance sheet and better position CURO for the long term,” said Doug Clark, CURO’s Chief Executive Officer. “We look forward to achieving the financial flexibility we need to invest in our growth as we continue to execute with excellence and build on our foundation. We appreciate the support of our team and our business partners as we move forward.”

Additional details regarding the Forbearance Agreements and the Waiver are set forth in the Form 8-K filed by the Company with the SEC today, which includes the full text of the agreements. The Form 8-K is available on the SEC’s Edgar website as well as the Company’s website.

About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a leading consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of diversified data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate under a number of brands including Cash Money®, LendDirect®, Heights Finance, Southern Finance, Covington Credit, Quick Credit and First Heritage Credit.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include assumptions about various matters, such as the Company’s continued discussions with certain of its lenders and other stakeholders and the outcome or timing of such process. In addition, words such as “estimate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “guidance,” “expect,” “anticipate,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The Company’s ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of the Company’s control, that could cause actual results to differ materially from those in the forward-looking statements, including the risk that the Company will be unable to execute on a comprehensive financial restructuring and the risk that the Company’s discussions with its lenders and other stakeholders will be unduly delayed or unsuccessful, as well as other factors discussed in the Company’s filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not

Exhibit 99.1

guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that the Company does not presently know or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. The Company undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

Investor Relations:
Email: IR@curo.com